EXHIBIT (a)(10)

                               NEIGHBORCARE, INC.

                         2004 PERFORMANCE INCENTIVE PLAN

                           RESTRICTED STOCK AGREEMENT

RS No. 2004-001

Grantee: John Arlotta                                      Date:  June 15, 2004

         An Award of Restricted Stock is hereby awarded on the date set forth above (the "Award Date") by NeighborCare, Inc. (the "Corporation"), to the Grantee, in accordance with the following terms and conditions, and the conditions contained in the Corporation's 2004 Performance Incentive Plan (the "Plan"):

         1. SHARE AWARD. The Corporation hereby awards the Grantee 194,046 shares (the "Shares") of common stock, par value $0.02 per share
("Common Stock"), of the Corporation pursuant to the Plan, as the same may from time to time be amended, and upon the terms and conditions and subject to the restrictions therein and hereinafter set forth. A copy of the Plan as currently in effect is available from the Corporation upon request and is incorporated herein by reference.

         2. RESTRICTIONS ON TRANSFER AND RESTRICTED PERIOD. During the period (the "Restricted Period") commencing on the Award Date and terminating on the date the Shares vest as provided below, the Shares may not be sold, assigned, exchanged, gifted, transferred, pledged, or otherwise encumbered by the Grantee, except as hereinafter provided.

         Except as set forth below, the Shares will vest pursuant to the following schedule:

                                           AMOUNT OF                     NUMBER OF
         DATE OF VESTING                 AWARD VESTING                SHARES VESTING
--------------------------------- ----------------------------- -----------------------------

           Award Date                        33.33%                       64,678
          August 2004*                       8.33%                        16,171
         November 2004*                      8.33%                        16,171
         February 2005*                      8.33%                        16,171
            May 2005*                        8.33%                        16,171
          August 2005*                       8.33%                        16,171
         November 2005*                      8.33%                        16,171
         February 2006*                      8.33%                        16,171
            May 2006*                        8.33%                        16,171

         * The Shares shall vest on the day of such month that officers of the Corporation are first permitted to trade in the Corporation's securities following the public release of the Corporation's quarterly earnings.

         Subject to the restrictions set forth in the Plan, the Committee (as defined in the Plan) shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares thereto, or to remove any or all of such restriction, whenever the Committee may determine that such action is appropriate by reason of changes in applicable tax or other laws, or other changes in circumstances occurring after the commencement of the Restricted Period.

         3. TERMINATION OF SERVICE. Except as provided in Section 9 below, if the Grantee undergoes a "Status Change" (as defined in the Plan) for any reason other than death, disability or Retirement (as defined in the Plan), all Shares which at the time of such Status Change are subject to the restrictions imposed by Section 2 above shall be forfeited to the Corporation if no cash was paid. If the Grantee undergoes a Status Change by reason of death, disability or Retirement, the Shares then still subject to restrictions imposed by Section 2 will be free of those restrictions and shall not be forfeited.

         4. CERTIFICATES FOR THE SHARES. The Corporation shall issue a certificate (or certificates) in the name of the Grantee with respect to the Shares, and shall hold such certificate (or certificates) on deposit for the account of the Grantee until the expiration of the Restricted Period with respect to the Shares represented thereby. Such certificate (or certificates) shall bear the following restricted legend (the "Restricted Legend"):

                  The transferability of this certificate and the Shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 2004 Performance Incentive Plan of NeighborCare, Inc. Copies of such Plan are on file in the office of the Secretary of NeighborCare, Inc.

         The Grantee further agrees that simultaneously with the execution of the Agreement, the Grantee shall execute stock powers in favor of the Corporation with respect to the Shares and that the Grantee shall promptly deliver such stock powers to the Corporation.

         The following two paragraphs shall be applicable if, on the Award Date, the Common Stock subject to such Award has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

         The Grantee hereby agrees, warrants and represents that Grantee is acquiring the Common Stock to be issued pursuant to this Agreement for Grantee's own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The Grantee further agrees that Grantee will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Corporation to the effect that the proposed transaction will be exempt from such registration. The Grantee shall execute such instruments, representations, acknowledgments and agreements as the Corporation may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

         The certificates for Common Stock to be issued pursuant to this Agreement shall bear the following securities legend (the "Securities Legend"):



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                  The shares represented by this certificate have not been
                  registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Corporation that the proposed transaction will be exempt from such registration.

The Securities Legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Corporation that said registration is no longer required.

         The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

         5. GRANTEE'S RIGHTS. Except as otherwise provided herein, the Grantee, as owner of the Shares, shall have all rights of a stockholder. During any Restricted Period, the Grantee shall be entitled to vote such Shares as to which the Restricted Period has not yet lapsed or expired (the "Restricted Shares") in Grantee's sole discretion, at any annual or special meetings of the stockholders of the Corporation and at any continuations or adjournments of such meetings, upon any matters coming before such meetings or adjournments.

         6. CASH DIVIDENDS. Cash dividends, if any, paid on the Restricted Shares shall be to paid to Grantee on the date of payment for any such cash dividend to the Corporation's shareholders, as determined by the Corporation's Board of Directors.

         7. EXPIRATION OF RESTRICTED PERIOD. Upon the lapse or expiration of the Restricted Period with respect to any portion of the Shares, the Corporation shall deliver to the Grantee (or in the case of a deceased Grantee, to Grantee's legal representative) the certificate in respect of such Shares and the related stock powers held by the Corporation pursuant to Section 4 above. The Shares as to which the Restricted Period shall have lapsed or expired shall be free of the restrictions referred to in Section 2 above and such certificate shall not bear the Restricted Legend provided for in Section 4 above. Notwithstanding the foregoing, the Securities Legend described in Section 4 shall continue to be included on the certificates as long as registration has not occurred.

         8. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION OF THE CORPORATION. In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Corporation or in the shares of Common Stock, the number and class of Shares covered by this Agreement shall be appropriately adjusted by the Committee in the same manner as other outstanding shares are adjusted. Any shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee with respect to Shares subject to the restrictions contained in Section 2 above also shall be subject to such restrictions and the certificate or other instruments representing or



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



evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 4 above.

        9. ACCELERATION OF VESTING. The Restricted Period with respect to all Shares shall lapse and all Shares shall become fully vested in the Grantee in accordance with the terms of Employment Agreement between the Corporation and Grantee, as now in effect or as hereafter amended.

        10. PLAN AND PLAN INTERPRETATIONS AS CONTROLLING. The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations by the Committee shall be binding and conclusive upon the Grantee or Grantee's legal representatives with regard to any question arising hereunder or under the Plan.

        11. GRANTEE SERVICE. Nothing in this Agreement shall limit the right of the Corporation or any of its Affiliates to terminate the Grantee's service as an officer or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Grantee.

        12. WITHHOLDING AND SOCIAL SECURITY TAXES. Upon the termination of any Restricted Period with respect to any Shares (or any such earlier time, if any, that an election is made under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Corporation shall have the right to withhold from the Grantee's compensation an amount sufficient to fulfill its or its Affiliate's obligations for any applicable withholding and employment taxes. Alternatively, the Corporation may require the Grantee to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to the Shares, or, in lieu thereof, to retain or sell without notice a sufficient number of Shares to cover the amount required to be withheld. The Corporation shall withhold from any cash dividends paid on the Restricted Stock an amount sufficient to cover taxes owed as a result of the dividend payment. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable federal, state and local laws.

        13. TAX CONSEQUENCES. Grantee has reviewed with Grantee's own tax advisors the Federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of Corporation or any of its agents. Grantee understands that Grantee (and not Corporation) shall be responsible for Grantee's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Grantee understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes (as ordinary income) the fair market value of the Shares as of the date any "restrictions" on the Shares lapse. To the extent that a grant hereunder is not otherwise an exempt transaction for purposes of Section 16(b) of the Securities and Exchange Act of 1934 (the "1934 Act"), with respect to officers, directors and 10% shareholders, a "restriction" on the Shares includes for these purposes the period after the grant of the Shares during which such officers, directors and 10% shareholders could be subject to suit under Section 16(b) of the 1934 Act. Alternatively, Grantee understands that Grantee may elect to be taxed at the time the Shares are granted rather



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



than when the restrictions on the Shares lapse, or the Section 16(b) period expires, by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of grant.

         GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE'S SOLE RESPONSIBILITY AND NOT THE CORPORATION'S TO FILE TIMELY THE ELECTION AVAILABLE TO GRANTEE UNDER SECTION 83(b) OF THE CODE, EVEN IF GRANTEE REQUESTS THAT THE CORPORATION OR ITS REPRESENTATIVES MAKE THIS FILING ON GRANTEE'S BEHALF.

        14. AMENDMENT/CHOICE OF LAW. This Agreement constitutes the entire understanding between the Corporation and the Grantee with respect to the subject matter hereof and no amendment, supplement or waiver of this Agreement, in whole or in part, shall be binding upon the Corporation unless in writing and signed by the appropriate officer of the Corporation, as designated by the Committee. This Agreement and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

        15. GRANTEE ACCEPTANCE. The Grantee shall signify Grantee's acceptance of the terms and conditions of this Agreement by signing in the space provided below and signing the attached stock powers and returning a signed copy of this Agreement and the original attached stock powers to the Corporation. IF A FULLY EXECUTED COPY HEREOF AND THE ATTACHED STOCK POWERS HAVE NOT BEEN RECEIVED BY THE CORPORATION, THIS AWARD SHALL BE NULL AND VOID IN ITS ENTIRETY AND THE CORPORATION SHALL HAVE NO OBLIGATIONS UNDER THIS AGREEMENT.

        16. NONCOMPETE AGREEMENT. In consideration of this grant of the Shares to Grantee, Grantee agrees to execute and deliver within fourteen (14) days of the date hereof a noncompete agreement appropriate to the Grantee's position in the Corporation's sole discretion (unless Grantee has previously executed and delivered to the Corporation such a noncompete agreement). IF (i) A FULLY EXECUTED NONCOMPETE AGREEMENT HAS NOT BEEN RECEIVED BY THE CORPORATION WITHIN SUCH 14-DAY PERIOD OR (ii) A PREVIOUSLY EXECUTED NONCOMPETE AGREEMENT IS NOT ON FILE FOR GRANTEE WITH THE CORPORATION, THIS AWARD SHALL BE NULL AND VOID IN ITS ENTIRETY AND THE CORPORATION SHALL HAVE NO OBLIGATIONS UNDER THIS AGREEMENT.
                     [Remainder of page intentionally blank]



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



         IN WITNESS WHEREOF, the parties hereto have caused this RESTRICTED STOCK AGREEMENT to be executed as of the date first above written.

                                         NEIGHBORCARE, INC.


                                         By:   /s/ Kathleen Ayres
                                            ------------------------------------
                                            Name:  Kathleen Ayres
                                            Title: Senior Vice President
                                                   Human Resources


                                         ACCEPTED:

                                           /s/ John Arlotta
                                         ---------------------------------------
                                         Name: John Arlotta

                                         ---------------------------------------
                                         (Street Address)

                                         ---------------------------------------
                                         (City, State & Zip Code)

                                   STOCK POWER

         For value received, I hereby sell, assign, and transfer to NeighborCare, Inc. (the "Corporation") ____________ shares of the common stock of the Corporation, standing in my name on the books and records of the aforesaid Corporation, represented by Certificate No. _____ and do hereby irrevocably constitute and appoint the Secretary of the Corporation attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Corporation.



                                         ---------------------------------------
                                         Name:

Dated:
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In the presence of:



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Name: